Exhibit 23.2

Gaffney, Cline & Associates Gaffney, Cline & Associates, Inc. 1300 Post Oak Blvd., Suite 1000 Houston, TX 77056 Telephone: +1 713 850 9955 www.gaffney-cline.com

DKM/gjh/C1900.01/gcah.170.12	May 14, 2012

YPF S.A.
Macacha Guemes 515
C1106BKK Buenos Aires
Argentina

Consent of Independent Petroleum Engineers

Gentlemen:

     We hereby consent to the references to Gaffney, Cline & Associates Inc. and the inclusion of our third party report dated February 17, 2012 and the information included therein in sections “Information on the Company–Exploration and Production”and “Exhibits” in YPF S.A.'s report on Form 20-F for the year ended December 31, 2011 to be filed with the United States Securities and Exchange Commission, and the incorporation by reference of the same information in Form F-3 documents that have been filed with the Securities and Exchange Commission by YPF S.A.

     Gaffney, Cline & Associates Inc. audited certain areas in Argentina in which YPF has interests. These external audits were performed with an as of date of September 30, 2011.

Yours Sincerely,

GAFFNEY, CLINE & ASSOCIATES, INC.

/s/ David K. Morgan

     David K. Morgan
Principal – Reservoir Engineering